                                                                    EXHIBIT 4(h)

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

          THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of the 17th day of December, 1999, is by and among Plains Resources Inc., a Delaware corporation (the "Company"), the Series F Holders (as defined below) and the Strome Purchasers (as defined below).

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the holders of Series F Cumulative Convertible Preferred Stock (the "Preferred Stock") of the Company listed as such on the signature pages hereof (the "Series F Holders") acquired such shares from the Company pursuant to a Stock Purchase Agreement dated as of December 15, 1999 by among the Company and the purchasers named therein (the "Stock Purchase Agreement");

          WHEREAS, the Series F Holders own more than 66 2/3% of the Preferred Stock; and

          WHEREAS, the Series F Holders and the Company desire to amend the Stock Purchase Agreement to add new Purchasers thereto.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth in this Amendment, the parties to this Amendment hereby agree as follows (capitalized terms used herein but not defined herein shall have the meanings set forth in the Stock Purchase Agreement):

            ARTICLE 1 - AMENDMENTS TO THE STOCK PURCHASE AGREEMENT

          1.1  Agreement regarding Additional Purchasers. Each of the following
               -----------------------------------------
(the "Strome Purchasers"), hereby agrees to purchase from the Company the following number of Shares and for the purchase price set forth below payable for such Shares (the "Purchase Price"):

                                                          Purchase
        Name                       Number Of Shares         Price
        ----                       ----------------       --------
Strome Offshore Ltd.                    2,000            $2,000,000

Strome Hedgecap Fund L.P.                 850            $  850,000

Strome Hedgecap Limited                   150            $  150,000

          The parties hereto agree that upon payment of the Purchase Price, each of the Strome Purchasers shall become "Purchasers" for all purposes of the Stock Purchase Agreement and shall have all rights applicable to the Purchasers, and the Strome Purchasers agree to be bound by all provisions applicable to the Purchasers under such agreement.
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          1.2  Opinions of Counsel.  Upon completion of the purchase and sale of
               -------------------
Shares referred to in Section 1.1, the Company agrees to cause each of Michael
R. Patterson, general counsel to the Company, and Fulbright & Jaworski, L.L.P.
to issue a letter to the Strome Purchasers indicating that they may rely on the opinions rendered at Closing.

          2.   Continuation of Stock Purchase Agreement.  Except as set forth
               ----------------------------------------
above, the Stock Purchase Agreement shall continue in full force and effect without amendment.

          3.   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED
               -------------
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS.

          4.   Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts, and each and every counterpart shall be deemed for all purposes one agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              PLAINS RESOURCES INC.

                              By: /s/ Michael R. Patterson
                                 ----------------------------------------------
                              Name:  Michael R. Patterson
                              Title: Vice President

                              STROME PURCHASERS:

                              STROME OFFSHORE LTD.

                              By: /s/ Jeffrey S. Lambert
                                 ----------------------------------------------
                              Name:  Jeffrey S. Lambert
                              Title: Director

                              STROME HEDGECAP FUND L.P.

                              By: Strome Investment Management, L.P.,
                                  General Partner

                                  By: Its General Partner, SSCO, Inc.

                              By: /s/ Jeffrey S. Lambert
                                 ----------------------------------------------
                              Name:  Jeffrey S. Lambert
                              Title: Chief Operating Officer

                              STROME HEDGECAP LIMITED

                              By: /s/ Jeffrey S. Lambert
                                 ----------------------------------------------
                              Name:  Jeffrey S. Lambert
                              Title: Director

                              SERIES F HOLDERS:

                              ENCAP ENERGY CAPITAL FUND III, L.P.

                              Encap Investments L.C., General Partner

                              By: /s/ Robert L. Zorich
                                 ----------------------------------------------
                              Name:  Robert L. Zorich
                              Title: Managing Director

                              ENCAP ENERGY CAPITAL FUND III-B, L.P.

                              Encap Investments L.C., General Partner

                              By: /s/ Robert L. Zorich
                                 ----------------------------------------------
                              Name:  Robert L. Zorich
                              Title: Managing Director

                              BOCP ENERGY PARTNERS, L.P.

                              Encap Investments L.C., General Partner

                              By: /s/ Robert L. Zorich
                                 ----------------------------------------------
                              Name:  Robert L. Zorich
                              Title: Managing Director

                              ENERGY CAPITAL INVESTMENT COMPANY PLC

                              By: /s/ Gary R. Peterson
                                 ----------------------------------------------
                              Name:  Gary R. Peterson
                              Title: Director

                              ARBCO ASSOCIATES, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                General Partner

                              By: /s/ David Schladovsky
                                 ----------------------------------------------
                              Name:  David Schladovsky
                              Title: General Counsel

                              KAYNE, ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                General Partner

                              By: /s/ David Schladovsky
                                 ----------------------------------------------
                              Name:  David Schladovsky
                              Title: General Counsel

                              OFFENSE GROUP ASSOCIATES, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                General Partner

                              By: /s/ David Schladovsky
                                 ----------------------------------------------
                              Name:  David Schladovsky
                              Title: General Counsel

                              OPPORTUNITY ASSOCIATES, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                General Partner

                              By: /s/ David Schladovsky
                                 ----------------------------------------------
                              Name:  David Schladovsky
                              Title: General Counsel

                              KAYNE ANDERSON ENERGY FUND, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                General Partner

                              By: /s/ David Schladovsky
                                 ----------------------------------------------
                              Name:  David Schladovsky
                              Title: General Counsel

                              KAYNE ANDERSON OFFSHORE LIMITED

                              By: /s/ David Schladovsky
                                 ----------------------------------------------
                              Name:  David Schladovsky
                              Title: General Counsel

                              KAYNE ANDERSON TARGET RETURN FUND (Q.P.), L.P.

                              By: /s/ David Schladovsky
                                 ----------------------------------------------
                              Name:  David Schladovsky
                              Title: General Counsel